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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors and Shareholders
Planar Systems, Inc. and Subsidiaries:

We consent to the use of our reports, dated November 7, 1997, incorporated by reference in the Registration Statement on Form S-8 dated January 29, 1998 of Planar Systems, Inc., relating to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 26, 1997 and September 27, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 26, 1997, which report appears in the Annual Report on Form 10-K of Planar Systems, Inc. for the year ended September 26, 1997.

                              /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP



Portland, Oregon
January 29, 1998